Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Fourth Quarter and Year-End 2015 Results

OKLAHOMA CITY (February 17, 2016) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the quarter and year ended December 31, 2015 and provided an update on its 2016 activities. Key information includes the following:

•	Year-end 2015 total proved reserves grew to 1.7 Tcfe, as compared to 933.6 Bcfe at year-end 2014, an increase of 83% year-over-year.

•	Net production during the full year of 2015 averaged 548.2 MMcfe per day, exceeding the high-end of Gulfport’s 2015 annual guidance of 541 MMcfe per day.

•	Adjusted net loss (as defined and reconciled below) of $16.2 million, or $0.16 per diluted share, for the full year of 2015.

•	Adjusted EBITDA (as defined and reconciled below) of $361.7 million for the full year of 2015.

•	Budgeted 2016 drilling and completion expenditures are $335 million to $375 million.

•	Budgeted 2016 total capital expenditures are $425 million to $475 million, approximately 36% to 43% lower than total 2015 capital expenditures.

•	Forecasted 2016 full year production is estimated to be 695 MMcfe to 730 MMcfe per day, an increase of approximately 27% to 33% over the average daily net production of 548.2 MMcfe per day during 2015.

•	Increased hedge position to approximately 480 MMcf per day of natural gas fixed price swaps for 2016 at an average fixed price of $3.29 per Mcf, securing over 75% of its anticipated natural gas production at a favorable average price.

•	Bank syndicate recently reaffirmed Gulfport’s borrowing base of $700 million.

Michael G. Moore, Chief Executive Officer, commented, “While 2015 was a year that held many challenges for the industry, Gulfport’s achievements in the face of a lower commodity price environment highlight the strength of the Company’s assets. For 2016, we remain dedicated to capital discipline, conservative leverage and creating long-term value for our stockholders. Our top priority is to mindfully develop our high-quality asset base while keeping the balance sheet strong and preserving financial flexibility. As we contemplated appropriate levels of activity for 2016, we focused on developing a program that is efficient with our available capital while maintaining reasonable leverage metrics. We believe that our high-quality asset base in the Utica will benefit from our solid hedge position in 2016 and allow us to deliver an attractive rate of return, while growing production thoughtfully, not only year-over-year but also exit-to-exit, positioning the Company well going into 2017.”

Financial Results

For the fourth quarter of 2015, Gulfport reported a net loss of $830.9 million, or $7.67 per diluted share, on oil and natural gas revenues of $190.2 million. For the fourth quarter of 2015, EBITDA (as defined and reconciled below) was $81.0 million and cash flow from operating activities before changes in working capital was $93.1 million. Gulfport’s GAAP net loss for the fourth quarter of 2015 includes the following items:

•	Aggregate non-cash unrealized hedge gain of $24.8 million.

•	Aggregate loss of $845.6 million in connection with the impairment of oil and gas properties.

•	Aggregate gain of $10.0 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate loss of $43.6 million in connection with the impairment associated with Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate loss of $5.5 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $7.0 million.

Excluding the effect of these items, Gulfport’s financial results for the fourth quarter of 2015 would have been as follows:

•	Adjusted oil and natural gas revenues of $165.4 million.

•	Adjusted net loss of $609,000, or $0.01 per diluted share.

•	Adjusted EBITDA of $95.2 million.

For the full year of 2015, Gulfport reported a net loss of $1.2 billion, or $12.27 per diluted share, on oil and natural gas revenues of $709.0 million. For the full year of 2015, EBITDA was $349.3 million and cash flow from operating activities before changes in working capital was $338.7 million. Gulfport’s GAAP net loss for the full year of 2015 includes the following items:

•	Aggregate non-cash unrealized hedge gain of $83.7 million.

•	Aggregate loss of $1.4 billion in connection with the impairment of oil and gas properties.

•	Aggregate gain of $10.0 million attributable to net insurance proceeds in connection with a 2014 legacy environmental litigation settlement.

•	Aggregate loss of $101.6 million in connection with the impairment associated with Gulfport’s equity interest in Grizzly Oil Sands.

•	Aggregate loss of $4.5 million in connection with Gulfport’s equity interests in certain equity investments.

•	Associated adjusted taxable benefit of $11.8 million.

Excluding the effect of these items, Gulfport’s financial results for the full year of 2015 would have been as follows:

•	Adjusted oil and natural gas revenues of $625.3 million.

•	Adjusted net loss of $16.2 million, or $0.16 per diluted share.

•	Adjusted EBITDA of $361.7 million.

Production and Realized Prices

Gulfport’s net daily production for the fourth quarter of 2015 averaged approximately 643.8 MMcfe per day. For the fourth quarter of 2015, Gulfport’s net daily production mix was comprised of approximately 83% natural gas, 10% natural gas liquids and 7% oil. Gulfport’s net daily production for the full year of 2015 averaged approximately 548.2 MMcfe per day. For the full year of 2015, Gulfport’s net daily production mix was comprised of approximately 78% natural gas, 13% natural gas liquids and 9% oil.

Gulfport’s realized prices for the fourth quarter of 2015 were $2.94 per Mcf of natural gas, $44.63 per barrel of oil and $0.37 per gallon of NGL, resulting in a total equivalent price of $3.21 per Mcfe. Gulfport’s realized prices for the fourth quarter of 2015 include an aggregate non-cash unrealized hedge gain of $24.8 million. Before the impact of derivatives, realized prices for the fourth quarter of 2015, including transportation costs, were $1.62 per Mcf of natural gas, $36.38 per barrel of oil and $0.34 per gallon of NGL, for a total equivalent price of $2.00 per Mcfe.

Gulfport’s realized prices for the full year of 2015 were $3.25 per Mcf of natural gas, $48.91 per barrel of oil and $0.32 per gallon of NGL, resulting in a total equivalent price of $3.54 per Mcfe. Gulfport’s realized prices for the full year of 2015 include an aggregate non-cash unrealized hedge gain of $83.7 million. Before the impact of derivatives, realized prices for the full year of 2015, including transportation costs, were $2.08 per Mcf of natural gas, $42.29 per barrel of oil and $0.31 per gallon of NGL, for a total equivalent price of $2.53 per Mcfe.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Production Volumes:

Natural gas (MMcf)	48,942	26,127	156,151	59,318
Oil (MBbls)	675	676	2,899	2,684
NGL (MGal)	43,700	34,646	185,792	86,092
Gas equivalent (MMcfe)	59,233	35,134	200,089	87,719
Gas equivalent (Mcfe per day)	643,831.6	381,886.1	548,187.8	240,327.2

Average Realized Prices (before the impact of derivatives):

Natural gas (per Mcf)	$1.62	$3.37	$2.08	$3.81
Oil (per Bbl)	$36.38	$67.48	$42.29	$89.88
NGL (per Gal)	$0.34	$0.87	$0.31	$1.09
Gas equivalent (per Mcfe)	$2.00	$4.66	$2.53	$6.40

Average Realized Prices: (including cash-settlement of derivatives and excluding unrealized hedge gain):

Natural gas (per Mcf)	$2.48	$3.48	$2.79	$3.61
Oil (per Bbl)	$43.00	$72.39	$45.41	$90.01
NGL (per Gal)	$0.34	$0.87	$0.31	$1.09
Gas equivalent (per Mcfe)	$2.79	$4.84	$3.13	$6.27

Average Realized Prices:

Natural gas (per Mcf)	$2.94	$7.28	$3.25	$5.55
Oil (per Bbl)	$44.63	$70.59	$48.91	$92.18
NGL (per Gal)	$0.37	$0.87	$0.32	$1.09
Gas equivalent (per Mcfe)	$3.21	$7.63	$3.54	$7.65

Gulfport’s estimated January 2016 net production averaged approximately 606 MMcfe per day. As previously disclosed, Rice Energy, Inc. has completed a lateral that connects two existing dry gas gathering systems on which Gulfport currently flows the majority of its dry gas volumes and first flow commenced on February 1, 2016. Gulfport currently estimates that its first quarter of 2016 net production will range from 670 MMcfe per day to 685 MMcfe per day.

2015 Capital Spending

Throughout 2015, Gulfport was focused on driving efficiencies. As a result, Gulfport’s capital expenditures for the full year of 2015 totaled approximately $747 million, which is below the previously provided guidance range of $752 to $772 million. Mr. Moore commented, “During 2015, we substantially reduced our drilling and completion costs per lateral foot, establishing Gulfport as a leader in the basin with regard to well costs. I am very proud of our team for this accomplishment and even prouder of the reductions they continue to pursue.”

Borrowing Base Redetermination

Gulfport chose to complete its spring borrowing base redetermination under the Company’s revolving credit facility ahead of schedule and the bank syndicate affirmed and maintained the existing $700 million borrowing base. “We are very pleased to announce that Gulfport’s robust reserve growth and strong hedge position enabled our lenders to reaffirm our borrowing base. I think Gulfport will be one of the few companies in our industry with this outcome in the current commodity price environment and I believe it speaks to the significant strength and quality of our assets. As always, we appreciate the continued support of our bank group and their hard work in getting this finished early,” stated Gulfport’s Chief Financial Officer, Aaron Gaydosik. As of December 31, 2015, Gulfport’s revolving credit facility was undrawn with outstanding letters of credit totaling $178.6 million, and Gulfport had cash on hand of approximately $113.0 million.

Derivatives

Gulfport continues to hedge a significant portion of its expected production to lock in prices and returns that provide certainty of cash flow to execute on its capital plans. Mr. Moore commented, “Maintaining a strong hedge book is an integral part of our business strategy and our significant hedge position, not only for 2016 but also the large base level for 2017 and beyond, secures a healthy rate of return for a large portion of our anticipated near-term activities and helps insulate us from the volatility of the current commodity price environment.” The table below sets forth the Company’s hedging positions as of February 16, 2016.

GULFPORT ENERGY CORPORATION

COMMODITY DERIVATIVES - HEDGE POSITION AS OF FEBRUARY 16, 2016

(Unaudited)

	1Q2016	2Q2016	3Q2016	4Q2016
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	464	473	470	517
Price ($ per MMBtu)	$3.46	$3.29	$3.23	$3.19

Swaption contracts (NYMEX)
Volume (BBtupd)	26	—	—	—
Price ($ per MMBtu)	$3.25	$—	$—	$—

Basis Swap Contract (Michcon)
Volume (BBtupd)	70	40	40	40
Differential ($ per MMBtu)	$0.11	$0.02	$0.02	$0.02

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	—	—	—	33
Differential ($ per MMBtu)	$—	$—	$—	$(0.59)

Oil:
Swap contracts (LLS)
Volume (Bblpd)	1,500	1,500	—	—
Price ($ per Bbl)	$63.03	$63.03	$—	$—

Swap contracts (WTI)
Volume (Bblpd)	1,000	1,000	—	—
Price ($ per Bbl)	$61.40	$61.40	$—	$—

C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	1,000	1,000	1,000	1,000
Price ($ per Gal)	$0.48	$0.48	$0.48	$0.48

	2016	2017	2018	2019
Natural gas:
Swap contracts (NYMEX)
Volume (BBtupd)	481	347	160	5
Price ($ per MMBtu)	$3.29	$3.07	$3.01	$3.37

Swaption contracts (NYMEX)
Volume (BBtupd)	6	120	5	—
Price ($ per MMBtu)	$3.25	$3.23	$2.91	$—

Basis Swap Contract (Michcon)
Volume (BBtupd)	47	—	—	—
Differential ($ per MMBtu)	$0.05	$—	$—	$—

Basis Swap Contract (Tetco M2)
Volume (BBtupd)	8	12	—	—
Differential ($ per MMBtu)	$(0.59)	$(0.59)	$—	$—

Oil:
Swap contracts (LLS)
Volume (Bblpd)	746	—	—	—
Price ($ per Bbl)	$63.03	$—	$—	$—

Swap contracts (WTI)
Volume (Bblpd)	497	—	—	—
Price ($ per Bbl)	$61.40	$—	$—	$—

C3 Propane:
Swap contracts (TET)
Volume (Bblpd)	1,000	—	—	—
Price ($ per Gal)	$0.48	$—	$—	$—

2016 Capital Budget and Production Guidance

For 2016, Gulfport estimates total capital expenditures will be in the range of $425 million to $475 million, an approximate 36% to 43% decrease from its total capital expenditures in 2015. The 2016 budget includes approximately $335 million to $375 million for drilling and completion activities, $30 million to $35 million for midstream capital expenditures associated with the previously announced joint venture with a subsidiary of Rice Energy and $60 million to $65 million for leasehold in the Utica Shale during 2016.

Gulfport currently estimates that 2016 average daily production will be in the range of 695 MMcfe to 730 MMcfe per day, an increase of 27% to 33% over its 2015 average daily production of 548.2 MMcfe per day. 2016 production is expected to be 87% to 91% natural gas.

Gulfport expects that its realized natural gas price, utilizing current strip pricing and before the effect of hedges and inclusive of the Company’s firm transportation expense, will average in the range of $0.61 to $0.66 per Mcf below NYMEX settlement prices in 2016. Before the effect of hedges, the Company estimates that its 2016 realized NGL price will be in the range of $0.18 to $0.22 per gallon and its 2016 realized oil price will be in the range of $7.00 to $8.00 per barrel below WTI.

The table below summarizes the Company’s full year 2016 guidance:

GULFPORT ENERGY CORPORATION

COMPANY GUIDANCE

	Year Ending
	12/31/2016
	Low	High
Forecasted Production
Average Daily Gas Equivalent (MMcfepd)	695	730
% Gas	87%	91%
% Liquids	13%	9%

Forecasted Realizations (before the effects of hedges) (1)
Natural Gas (Differential to NYMEX Settled Price) - $/Mcf	($0.61)	($0.66)
NGL ($ per gallon)	$0.18	$0.22
Oil (Differential to NYMEX WTI) $/Bbl	($7.00)	($8.00)

Projected Operating Costs
Lease Operating Expense - $/Mcfe	$0.27	$0.30
Production Taxes - $/Mcfe	$0.06	$0.07
Midstream Gathering and Processing - $/Mcfe	$0.54	$0.64
General and Administrative - $MM	$50	$55

Depreciation, Depletion and Amortization - $/Mcfe	$0.95	$1.05

	Total
Budgeted D&C Expenditures - In Millions:
Operated	$245	$275
Non-Operated	$90	$100

Total Budgeted E&P Capital Expenditures	$335	$375

Budgeted Midstream Expenditures - In Millions:	$30	$35

Budgeted Leasehold Expenditures - In Millions:	$60	$65

Total Capital Expenditures - In Millions:	$425	$475

Net Wells Drilled
Utica - Operated	19	21
Utica - Non-Operated	2	3

Total	21	24

Net Wells Turned-to-Sales
Utica - Operated	28	30
Utica - Non-Operated	8	9

Total	36	39

(1)	Differential forecasts assume strip pricing as of 2/5/2016.

Operational Update and 2016 Outlook

Utica Shale

In the Utica Shale, Gulfport spud 49 gross (38.4 net) wells and turned-to-sales 55 gross (50.2 net) wells during 2015. During the fourth quarter of 2015, net production from Gulfport’s Utica acreage averaged approximately 623.7 MMcfe per day. At present, Gulfport has three operated horizontal rigs drilling in the play.

During 2016, Gulfport plans to run an approximate average of 2.5 operated horizontal rigs and participate in non-operated activities on its Utica Shale acreage that will equal approximately a third of a rig, bringing Gulfport’s total estimated operated and non-operated average rig count during 2016 to approximately 2.8 horizontal rigs. Gulfport has budgeted to drill approximately 29 to 32 gross (19 to 21 net) horizontal wells and turn-to-sales 44 to 48 gross (28 to 30 net) horizontal wells in the Utica. In addition, Gulfport plans to participate in non-operated activities taking place on its acreage by other operators that plan to drill approximately 2 to 3 horizontal wells and turn-to-sales 8 to 9 horizontal wells, in each case net to Gulfport’s interest.

Southern Louisiana

At its West Cote Blanche Bay and Hackberry fields, Gulfport performed 72 recompletions at the fields during 2015. During the fourth quarter of 2015, net production at the fields totaled approximately 18.7 MMcfe per day.

During 2016, Gulfport has budgeted for a maintenance capital program.

Year-End 2015 Reserves

Gulfport reported year-end 2015 total proved reserves of 1.7 Tcfe, consisting of 1.6 Tcf of natural gas, 6.5 MMBbls of oil and 17.7 MMBbls of natural gas liquids. Gulfport’s year-end total proved reserves increased 83% over year-end 2014. The table below provides information regarding the components driving the 2015 net proved reserve increase:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2015 NET PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent
BCFE
Proved Reserve balance at December 31, 2014	933.6
Purchases in oil and gas reserves in place	371.7
Extensions and discoveries	1,044.5
Revisions of prior reserve estimates	(444.4)
Current production	(200.1)

Proved Reserve balance at December 31, 2015	1,705.3

Proved developed reserves increased by 69% over 2014 to approximately 767.1 Bcfe as of December 31, 2015. At year-end 2015, approximately 45% of Gulfport’s proved reserves were classified as proved developed reserves. Proved undeveloped reserves increased by 96% over

2014 to approximately 938.2 Bcfe as of December 31, 2015. The table below summarize the Company’s 2015 net proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2015 NET PROVED RESERVES

(Unaudited)

	Natural Gas	Oil	Natural Gas Liquids	Gas Equivalent
	BCF	MMBBL	MMBBL	BCFE
Proved Developed Producing	571.1	4.4	12.9	674.7
Proved Developed Non-Producing	81.8	1.8	—	92.4
Proved Undeveloped	907.2	0.3	4.8	938.2

Total Proved Reserves	1,560.1	6.5	17.7	1,705.3

The following table presents Gulfport’s 2015 net proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2015 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2015
BCFE
Utica	1,686.8
Southern Louisiana	16.7
Other	1.8

Total Proved Reserves	1,705.3

In accordance with Securities and Exchange Commission guidelines, at year-end 2015, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year-end 2015 reserve report were $50.28 per barrel of oil and $2.59 per MMBtu of natural gas, in each case as adjusted by lease for transportation fees and regional price differentials. Utilizing these prices, the present value of Gulfport’s total proved reserves discounted at 10% (referred to as “PV-10”) was $766 million at December 31, 2015. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the standardized measure of discounted future net cash flows, the most directly comparable GAAP measure.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2015 PV-10

(Unaudited)

SEC Case
($MM)
Proved Developed Producing	$546
Proved Developed Non-Producing	$107
Proved Undeveloped	$113

Total Proved Reserves	$766

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2015 PV-10 RECONCILIATION

(Unaudited)

SEC Case
($MM)
Standardized measure of discounted future net cash flows (1)
Add: Present value of future income tax discounted at 10%	$766

PV-10 value	$766

¹	The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Company Information” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will hold a conference call on Thursday, February 18, 2016 at 8:00 a.m. CST to discuss its fourth quarter and full year of 2015 financial and operational results and to provide an update on the Company’s recent activities. Gulfport’s fourth quarter and full year of 2015 earnings are scheduled to be released after the market close on Wednesday, February 17, 2016.

Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-373-3408 or 412-902-1039 for international callers. The passcode for the call is 13622396. A replay of the call will be available for two weeks at 877-660-6853 or 201-612-7415 for international callers. The replay passcode is 13622396. The webcast will also be available for two weeks on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; Gulfport’s ability to identify, complete and integrate acquisitions of properties and businesses; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net (loss) income, the most directly comparable GAAP financial measure, plus interest expense, income tax (benefit) expense, accretion expense, depreciation, depletion and amortization and impairment of oil and gas properties. Adjusted EBITDA is a non-GAAP financial measure equal to EBITDA less unrealized gain from hedges, gain from insurance proceeds, loss from impairment of Grizzly equity investment and loss from equity method investments. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. Adjusted net loss is a non-GAAP financial measure equal to pre-tax net loss less unrealized gain from hedges, loss from impairment of oil and gas properties, gain from insurance proceeds, impairment of Grizzly equity investment and gain/loss from equity investments. The Company has presented EBITDA and adjusted EBITDA because it uses these measures as an integral part of its internal reporting to evaluate its performance and the performance of its senior management. These measures are considered important indicators of the operational strength of the Company’s business and eliminate the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that these measures provide useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted EBITDA, adjusted net loss and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

General Reserve Information Notes:

Gulfport’s estimated proved reserves as of December 31, 2015 were prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) with respect to Gulfport’s assets in the Utica Shale of Eastern Ohio and Gulfport’s WCBB, Hackberry and Niobrara fields and by Gulfport’s personnel with respect to its overriding royalty and non-operated interests (less than 1% of its proved reserves at December 31, 2015), and comply with definitions promulgated by the SEC. NSAI is an independent petroleum engineering firm.

Investor & Media Contact:

Paul Heerwagen – Vice President, Corporate Development

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills – Manager, Investor Relations and Research

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In thousands, expect share data)		(In thousands, expect share data)
Revenues:
Gas sales	$144,070	$190,215	$507,726	$329,254
Oil and condensate sales	30,104	47,730	141,816	247,381
Natural gas liquids sales	16,052	30,073	59,448	94,127
Other income	93	(321)	485	504

	190,319	267,697	709,475	671,266

Costs and expenses:
Lease operating expenses	18,064	15,999	69,475	52,191
Production taxes	3,577	5,235	14,740	24,006
Midstream gathering and processing	38,139	27,204	138,590	64,467
Depreciation, depletion and amortization	86,301	80,151	337,694	265,431
Impairment of oil and gas properties	845,642	—	1,440,418	—
General and administrative	10,652	9,458	41,967	38,290
Accretion expense	226	192	820	761
Gain on sale of assets	—	—	—	(11)

	1,002,601	138,239	2,043,704	445,135

(LOSS) INCOME FROM OPERATIONS:	(812,282)	129,458	(1,334,229)	226,131

OTHER (INCOME) EXPENSE:
Interest expense	16,315	11,993	51,221	23,986
Interest income	(107)	(28)	(643)	(195)
Litigation settlement	—	—	—	25,500
Insurance proceeds	(10,015)	—	(10,015)	—
Gain on contribution of investments	—	(84,470)	—	(84,470)
Loss (income) from equity method investments	49,057	24,133	106,093	(139,434)

	55,250	(48,372)	146,656	(174,613)

(LOSS) INCOME BEFORE INCOME TAXES	(867,532)	177,830	(1,480,885)	400,744
INCOME TAX (BENEFIT) EXPENSE	(36,663)	67,757	(256,001)	153,341

NET (LOSS) INCOME	$(830,869)	$110,073	$(1,224,884)	$247,403

NET (LOSS) INCOME PER COMMON SHARE:
Basic net (loss) income per share	$(7.67)	$1.29	$(12.27)	$2.90

Diluted net (loss) income per share	$(7.67)	$1.28	$(12.27)	$2.88

Basic weighted average shares outstanding	108,269,639	85,565,644	99,792,401	85,445,963
Diluted weighted average shares outstanding	108,269,639	85,996,137	99,792,401	85,813,182

GULFPORT ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2015	2014
	(In thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$112,974	$142,340
Accounts receivable - oil and gas	71,872	103,858
Accounts receivable - related parties	16	46
Prepaid expenses and other current assets	3,905	3,714
Short-term derivative instruments	142,794	78,391

Total current assets	331,561	328,349

Property and equipment:
Oil and natural gas properties, full-cost accounting, $1,817,701 and $1,465,538 excluded from amortization in 2015 and 2014, respectively	5,424,342	3,923,154
Other property and equipment	33,171	18,344
Accumulated depletion, depreciation, amortization and impairment	(2,829,110)	(1,050,879)

Property and equipment, net	2,628,403	2,890,619

Other assets:
Equity investments	242,393	369,581
Long-term derivative instruments	51,088	24,448
Deferred tax assets	74,925	—
Other assets	6,364	6,476

Total other assets	374,770	400,505

Total assets	$3,334,734	$3,619,473

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$265,128	$371,410
Asset retirement obligation - current	75	75
Short-term derivative instruments	437	—
Deferred tax liability	50,697	27,070
Current maturities of long-term debt	179	168

Total current liabilities	316,516	398,723

Long-term derivative instruments	6,935	—
Asset retirement obligation - long-term	26,362	17,863
Deferred tax liability	—	203,195
Long-term debt, net of current maturities	946,084	703,396

Total liabilities	1,295,897	1,323,177

Commitments and contingencies

Preferred stock, $.01 par value; 5,000,000 authorized, 30,000 authorized as redeemable 12% cumulative preferred stock, Series A; 0 issued and outstanding	—	—

Stockholders’ equity:
Common stock - $.01 par value, 200,000,000 authorized, 108,322,250 issued and outstanding in 2015 and 85,655,438 in 2014	1,082	856
Paid-in capital	2,824,303	1,828,602
Accumulated other comprehensive loss	(55,177)	(26,675)
Retained (deficit) earnings	(731,371)	493,513

Total stockholders’ equity	2,038,837	2,296,296

Total liabilities and stockholders’ equity	$3,334,734	$3,619,473

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Net (loss) income	$(830,869)	$110,073	$(1,224,884)	$247,403
Interest expense	16,315	11,993	51,221	23,986
Income tax (benefit) expense	(36,663)	67,757	(256,001)	153,341
Accretion expense	226	192	820	761
Depreciation, depletion and amortization	86,301	80,151	337,694	265,431
Impairment of oil and gas properties	845,642	—	1,440,418	—

EBITDA	$80,952	$270,166	$349,268	$690,922

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Cash provided by operating activity	$87,088	$123,498	$322,179	$409,873
Adjustments:
Changes in operating assets and liabilities	5,977	(4,934)	16,495	(23,128)

Operating Cash Flow	$93,065	$118,564	$338,674	$386,745

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2015
	(In thousands)
EBITDA	$80,952	$349,268
Adjustments:
Unrealized gain from hedges	(24,798)	(83,671)
Insurance proceeds	(10,015)	(10,015)
Impairment of Grizzly equity investment	43,587	101,598
Loss from equity method investments	5,470	4,495

Adjusted EBITDA	$95,196	$361,675

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET LOSS

(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2015	December 31, 2015
	(In thousands, except share data)
Pre-tax net loss excluding adjustments	$(867,532)	$(1,480,885)
Adjustments:
Unrealized gain from hedges	(24,798)	(83,671)
Impairment of oil and gas properties	845,642	1,440,418
Insurance proceeds	(10,015)	(10,015)
Impairment of Grizzly equity investment	43,587	101,598
Loss from equity method investments	5,470	4,495

Pre-tax net loss excluding adjustments	$(7,646)	$(28,060)

Tax benefit excluding adjustments	(7,037)	(11,820)
Adjusted net loss	$(609)	$(16,240)

Adjusted net loss per common share:
Basic	$(0.01)	$(0.16)

Diluted	$(0.01)	$(0.16)

Basic weighted average shares outstanding	108,269,639	99,792,401
Diluted weighted average shares outstanding	108,269,639	99,792,401